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Lifetime Mutual Funds, Inc.
May 2, 2000
Page 1




                                  June 15, 2000


Lifetime Achievement Fund, Inc.
11605 West Dodge Road
Omaha, Nebraska 68154

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Lifetime Achievement Fund, Inc. ("Lifetime"), a corporation organized under the laws of the State of Maryland on September 2, 1999. Lifetime is authorized to issue 1,000,000,000 shares of capital stock (each a "Share" and collectively, the "Shares"), $0.001 par value per Share.

     We understand that you have filed with the Securities and Exchange Commission a registration statement (the "Registration Statement") on Form N-1A for the purpose of registering the Shares under the Securities Act of 1933, as amended (the "Securities Act") and the Investment Company Act of 1940, as amended (the "Investment Company Act"). We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

     In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (i) the Registration Statement;

     (ii) the Charter and Bylaws of Lifetime;

     (iii) a certificate of Lifetime regarding certain matters in connection with this opinion (the "Certificate");

     (iv) a certificate of the Maryland State Department of Assessments and Taxation dated June 14, 2000 to the effect that the Lifetime is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

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Lifetime Mutual Funds, Inc.
May 2, 2000
Page 2


     (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions and qualifications contained herein.

     As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of Lifetime. We have made no independent investigation whatsoever as to such factual matters.

     In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

     (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

     (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of Lifetime, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects;

     (c) at no time prior to and including the date when all of the Shares are issued will (i) Lifetime's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked or (ii) the total number of the issued Shares exceed 1,000,000,000.

     Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

     1. The issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of Lifetime.

     2. The Shares, when issued and sold by Lifetime for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

     We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of Lifetime. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Document #: 320260
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Lifetime Mutual Funds, Inc.
May 2, 2000
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Sincerely yours,

                                             /s/ Ober, Kaler, Grimes & Shriver,
                                             a Professional Corporation


Document #: 320260